UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement

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EXTENDED STAY AMERICA, INC.

ESH HOSPITALITY, INC.

(Name of Registrant as Specified In Its Charter)

N/A

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EXTENDED STAY AMERICA URGES SHAREHOLDERS TO VOTE FOR TRANSACTION

WITH BLACKSTONE AND STARWOOD CAPITAL

Special Meeting to Approve Transaction Will Be Held This Friday, June 11th

Leading Independent Proxy Advisor ISS Recommends Shareholders Vote in Favor; Board

Unanimously Agrees

Shareholders Should Consider Meaningful Downside Risk if the Transaction is Not Approved,

Which Has Been Acknowledged by Independent Third Parties

CHARLOTTE, N.C., June 9, 2021 (GLOBE NEWSWIRE) – Extended Stay America, Inc. (“ESA”) and its paired-share REIT, ESH Hospitality, Inc. (“ESH” and, together with ESA, “Extended Stay” or the “Company”) (NASDAQ: STAY) today published a letter strongly urging its shareholders to vote “FOR” the transaction with funds managed by Blackstone Real Estate Partners (“Blackstone”) and Starwood Capital at the ESA Special Meeting which will be held Friday, June 11, 2021, at 8:30 a.m., Eastern Time.

Extended Stay shareholders are reminded that their vote is extremely important, no matter how many shares they own. Failure to vote or an abstention from voting will have the same effect as a vote against the transaction. Shareholders who have not yet voted are strongly encouraged to vote their shares in favor of the transaction on the WHITE Company proxy card.

The full text of Extended Stay’s letter to shareholders follows:

Dear Extended Stay America Shareholders,

With only a few days before our special meeting, now is the time to vote on the WHITE proxy card FOR the certain, immediate, and compelling cash value transaction with Blackstone and Starwood Capital.

Our Boards have explored numerous value-enhancing alternatives over several years and unanimously concluded that this transaction represents the best possible outcome for Extended Stay shareholders. ISS, a leading independent proxy advisory firm, has recommended shareholders vote in favor of the transaction. We urge all shareholders to vote FOR the transaction on the WHITE proxy card no matter how many shares they own.

To put it simply, the stakes could not be higher.

•

Shareholders should seriously consider the meaningful downside risk to the share price – recognized by independent third parties – if the transaction is not approved. Independent sell-side research firm Jefferies concludes, “Absent a deal, shares of STAY have the potential to trade into the $15-$16 range temporarily, roughly 24% lower than the proposed offer, in our view.”[1]

And the risk of value destruction under an independent approach governed by Tarsadia is high.

[1]	Permission to quote neither sought nor given

•

Tarsadia’s latest suggestion to hang their hat on “a new and robust [sale] process, overseen by a refreshed and independent Board” is the latest in a string of self-serving and inconsistent arguments attempting to ultimately seat their directors and implement a thesis that each of the Company’s current directors is convinced would destroy value for shareholders.

In contrast, this transaction delivers significant value, right now, and we are convinced it is a better alternative to all other potential outcomes.

•

The $20.50 per paired share offer delivers a meaningful premium to shareholders across multiple time horizons and values our paired shares at a 59% premium to their pre-pandemic value. It also values the Company at 16.0x 2020 EBITDA, 13.4x 2021 estimated consensus EBITDA and 11.9x 2022 estimated consensus EBITDA, all of which represent significant premiums to where Extended Stay has traded in its time as a public company (9.5x 5-year average NTM EBITDA trading multiple prior to the pandemic).

•

The $20.50 per paired share consideration offers a 21.0% premium over the closing price of $16.94 on March 12, 2021, the last trading day prior to the announcement. We also note that the transaction represents an implied 30.3% premium, which ranks in the 81st percentile of precedent REIT all-cash transactions since 2013, based on the extrapolated Extended Stay stock price since the March 15, 2021 announcement over which time lodging companies had traded down 7.1%.[2]

Thank you for your support. And please vote the WHITE card FOR this value-creating transaction.

Sincerely,

Doug Geoga, Chairman of the Boards of the Company

Bruce Haase, President and Chief Executive Officer

To follow the recommendations of ISS and the Company’s Boards, shareholders should vote “FOR” the proposal on the WHITE proxy card today to approve the transaction and secure the certain, immediate and compelling value of $20.50 per paired share in cash. Shareholders who have already voted in favor of the transaction do not need to recast their votes. Proxies previously submitted will be voted at the Special Meeting unless properly revoked. Shareholders who have not already voted or wish to change their vote are encouraged to do so. Voting today by internet, telephone, or mail cancels any vote previously cast. Only the latest dated proxy, internet or telephonic vote counts.

If you have any questions, or need assistance in voting your shares, please immediately contact Okapi Partners LLC, our proxy solicitor, at (877) 629-6357 (toll-free) or at info@okapipartners.com.

[2]

Reflects STAY’s share price extrapolated based on undisturbed price of $16.94 as of 12-Mar-2021 and subsequent performance of lodging company index comprised of APLE, CLDT, DRH, HST, INN, PEB, PK, RHP, RLJ, SHO, XHR, CHH, HLT, MAR, and WH through 28-May-2021, the last trading day prior to the amended transaction announced on 01-Jun-2021.

About the Company

Extended Stay America, Inc. (“ESA”) and its brand Extended Stay America® is the leading brand in the mid-priced extended stay segment in the U.S. with 652 hotels. ESA’s subsidiary, ESH Hospitality, Inc., is the largest lodging REIT in North America by unit and room count, with 564 hotels and approximately 62,500 rooms in the U.S. ESA also franchises an additional 88 Extended Stay America® hotels. Visit www.esa.com for more information.

Contacts:

Media:

jim.fingeroth@kekstcnc.com, ruth.pachman@kekstcnc.com, or ross.lovern@kekstcnc.com

Investors:

Rob Ballew

ir@esa.com

(980) 345-1546

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Extended Stay America, Inc. and ESH Hospitality, Inc. (together, the “Companies”) by a joint venture of Blackstone Real Estate Partners and Starwood Capital Group. In connection with the proposed transaction, on April 26, 2021, the Companies filed with the Securities and Exchange Commission (“SEC”) a definitive joint proxy statement and on June 3, 2021, the Companies filed with the SEC a supplement to the joint proxy statement. STOCKHOLDERS OF THE COMPANIES ARE ADVISED TO READ THE DEFINITIVE JOINT PROXY STATEMENT, THE SUPPLEMENT AND OTHER SOLICITING MATERIAL THE COMPANIES HAVE FILED WITH THE SEC BECAUSE THEY CONTAINS IMPORTANT INFORMATION. Investors may obtain a free copy of the definitive joint proxy statement, the supplement and other relevant documents filed by the Companies with the SEC at the SEC’s Web site at http://www.sec.gov. The definitive joint proxy statement, the supplement and such other documents filed with the SEC may also be obtained for free from the Investor Relations section of the Companies’ web site (https://www.aboutstay.com/investor-relations) or by directing a request to the Companies at ir@esa.com.

Forward-Looking Statements

Certain statements contained in this document constitute “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical facts included in this document may be forward-looking, including statements regarding, among other things, the Companies’ ability to meet their debt service obligations, future capital expenditures (including future acquisitions and hotel renovation programs), their distribution policies, their development, growth and franchise opportunities, anticipated benefits or use of proceeds from dispositions, their plans, objectives, goals, beliefs, business strategies, business conditions, results of operations, financial position and business outlook, business trends and future events, including the COVID-19 pandemic, its effects on the foregoing, government actions taken in response to the COVID-19 pandemic and actions that the Companies have taken or plan to take in response to the pandemic and such effects. When used in this document, the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “look forward to” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon the Companies’ current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond their control. There can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond the Companies’ control, that could cause their actual results to differ materially from the forward-looking statements contained in this communication. The potential risks and uncertainties include, among others, the possibility that Extended Stay America, Inc. may be unable to obtain required stockholder approvals or that other conditions to closing the proposed mergers may not be satisfied, such that the proposed mergers will not close or that the closing may be delayed; general economic conditions; the proposed mergers may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the Companies; the outcome of any legal proceedings related to the proposed mergers; and the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement. For more details on these and other potential risks and uncertainties, please refer to the definitive joint proxy statement and the documents that the Companies file with the SEC. All forward-looking statements speak only as of the date of this communication or, in the case of any document incorporated by reference, the date of that document. The Companies are under no duty to update any of the forward-looking statements after the date of this document to conform to actual results, except as required by applicable law.